Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

LivePerson, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 6, 2009 relating to the consolidated financial statements and the effectiveness of LivePerson Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/  BDO Seidman, LLP

New York, New York

June 9, 2009